As filed with the Securities and Exchange Commission on June 10, 2005

Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-0229227 (I.R.S. Employer Identification No.)
5th Floor, Harbour Place, P.O. Box 30464 SMB, 103 South Church Street George Town, Grand Cayman, Cayman Islands (Address of principal executive offices)	N/A (Zip Code)

Garmin Ltd. 2005 Equity Incentive Plan
(Full title of the plan)
_________________

Andrew R. Etkind, Esq.
c/o Garmin International, Inc.
1200 East 151st Street
Olathe, Kansas 66062
(Name and address of agent for service)

(913) 397-8200
(Telephone number, including area code, of agent for service)
_________________

Copy to:
John A. Granda, Esq.
Stinson Morrison Hecker LLP
1201 Walnut Street
Kansas City, Missouri 64106
(816) 842-8600
________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.01 per share(1)(2)	5,000,000	$ 42.81(3)	$214,025,000	$25,190.74

(1)
This Registration Statement also relates to such additional and indeterminable number of Garmin Ltd. common shares, par value $0.01 per share (“Common Shares”), as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(2)	This Registration Statement also relates to rights to purchase Common Shares of the Registrant which are attached to all Common Shares issued, pursuant to the terms of the Registrant’s Shareholder Rights Agreement dated as of October 15, 2001. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificate for the Common Shares and will be transferred with and only with such Common Shares. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Shares.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, whereby the per share price was determined by reference to the average of the high and low price of the Common Shares reported on the Nasdaq National Market on June 7, 2005.

_________________

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual Information

        In accordance with the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference by the Registrant into this Registration Statement on Form S-8:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2005;

3.	The Registrant’s Current Report on Form 8-K filed on June 7, 2005;

4.	The description of the Registrant’s Common Shares, $0.01 par value, set forth in the Registrant’s Registration Statement on Form 8-A (Registration No. 0-31983) filed on November 17, 2000, including any amendment or report filed for the purpose of updating such description; and

5.	The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s Current Report on Form 8-A (Registration No. 0-31983) filed on June 10, 2005, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

        The following information contained in documents described above is not incorporated herein by reference: (i) information furnished under and exhibits relating to Items 7.01 and 2.02 of the Registrant’s Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of the Registrant’s Quarterly Reports on Form 10-Q).

Item 4. Description of Securities

      Not applicable

Item 5. Interests of Named Experts and Counsel

      Not applicable

Item 6. Indemnification of Directors and Officers

        The following summary is qualified in its entirety by reference to the complete text of the statute referred to below and our Articles of Association.

        Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article 152 of our Articles of Association provides for indemnification, to the fullest extent permitted by law, of officers and directors for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in their capacities as such, and advancement of expenses of defending any such action, suit or proceeding.

Item 7. Exemption from Registration Claimed

      Not applicable

Item 8. Exhibits.

Exhibit
Number    Description

4.1	Garmin Ltd. 2005 Equity Incentive Plan (Previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 7, 2005)

4.2	Memorandum of Association of Garmin Ltd. (Previously filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 13, 2003)

4.3	Articles of Association of Garmin Ltd. (as amended) (Previously filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 13, 2003)

4.4	Form of Common Share Certificate (Previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed November 15, 2000 (Commission File No. 333-45514))

4.5	Rights Agreement, dated October 25, 2001, between the Company and UMB Bank, N.A., as Rights Agent (Previously filed as an Exhibit to the Company's Current Report on Form 8-K filed on October 26, 2001)

5.1	Opinion of Maples and Calder
5.2	Opinion of Stinson Morrison Hecker LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Maples and Calder (included in opinion filed as Exhibit 5.1)
23.3	Consent of Stinson Morrison Hecker LLP (included in opinion filed as Exhibit 5.2)
24.1	Powers of Attorney (included in signature page to Registration Statement)

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (a)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on June 10, 2005.

GARMIN LTD.
/s/ Min H. Kao ----------------------------------------- Min H. Kao Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Garmin Ltd., hereby severally constitute Min H. Kao, Kevin Rauckman and Andrew R. Etkind, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capabilities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date
/s/ Min H. Kao	Chairman, Chief Executive Officer and Director
Min H. Kao	(Principal Executive Officer)	June 10, 2005
/s/ Kevin Rauckman	Chief Financial Officer and Treasurer
Kevin Rauckman	(Principal Financial Officer and Principal Accounting Officer)	June 10, 2005
/s/ Gene M. Betts Gene M. Betts	Director	June 10, 2005
/s/ Donald H. Eller Donald H. Eller	Director	June 10, 2005
/s/ Charles W. Peffer Charles W. Peffer	Director	June 10, 2005
/s/ Thomas A. McDonnell Thomas A. McDonnell	Director	June 10, 2005
/s/ Clifton A.Pemble Clifton A. Pemble	Director	June 10, 2005

                                         Exhibit Index

4.1	Garmin Ltd. 2005 Equity Incentive Plan (Previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 7, 2005)

4.2	Memorandum of Association of Garmin Ltd. (Previously filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 13, 2003)

4.3	Articles of Association of Garmin Ltd. (as amended) (Previously filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 13, 2003)

4.4	Form of Common Share Certificate (Previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed November 15, 2000 (Commission File No. 333-45514))

4.5	Rights Agreement, dated October 25, 2001, between the Company and UMB Bank, N.A., as Rights Agent (Previously filed as an Exhibit to the Company's Current Report on Form 8-K filed on October 26, 2001)

5.1	Opinion of Maples and Calder
5.2	Opinion of Stinson Morrison Hecker LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Maples and Calder (included in opinion filed as Exhibit 5.1)
23.3	Consent of Stinson Morrison Hecker LLP (included in opinion filed as Exhibit 5.2)
24.1	Powers of Attorney (included in signature page to Registration Statement)